UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

Lightwave Logic, Inc.

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(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

121 Continental Drive, Suite 110, Newark, Delaware		19713
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(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 302-356-2717

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

The registrant issued the following shares of its unregistered securities:

1.

2,479,500 shares of common stock were sold to accredited investors pursuant to a private offering that opened on June 10, 2009 and closed on June 20, 2009. The shares were offered at approximately $0.345 per share for an aggregate amount of $855,000. The registrant relied on Section 4(2) and Rule 506 of Regulation D of the Securities Act since the transaction did not involve any public offering.

2.

261,000 shares of common stock were issued on June 12, 2009 to in exchange for professional services valued at $90,000 or approximately $0.345 per share. The registrant relied on Section 4(2) of the Securities Act since the transaction did not involve any public offering.

3.

Warrants to purchase 464,000 shares of the registrant’s common stock, at an exercise price of $0.345 per share, were issued in exchange for professional services. The warrants are exercisable as follows: 46,400 shares vested immediately and 417,600 shares vest in 18 equal monthly installments of 23,200 shares per month commencing on the first day of each month commencing on July 1, 2009. The warrants expire on June 11, 2012. The registrant relied upon Section 4(2) of the Securities Act since the transaction did not involve any public offering.

No underwriters were utilized and no commissions or fees were paid with respect to any of the above transactions.

Item 7.01

Regulation FD Disclosure

On June 25, 2009, the registrant issued a press release announcing the completion of its private offering. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

99.1

Press release dated June 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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   James S. Marcelli

Dated June 25, 2009